EXHIBIT 8


                               CUSTODIAN CONTRACT

                                     Between

                   EACH OF THE PARTIES INDICATED ON APPENDIX A

                                       and

                       STATE STREET BANK AND TRUST COMPANY






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                                TABLE OF CONTENTS

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

1.       Employment of Custodian and Property to be Held By It.................   1


2.       Duties of the Custodian with Respect to Property of the Fund Held by

         the Custodian in the United States....................................   2


         2.1    Holding Securities.............................................   2

         2.2    Delivery of Securities.........................................   3

         2.3    Registration of Securities.....................................   8

         2.4    Bank Accounts..................................................   8

         2.5    Availability of Federal Funds..................................   9

         2.6    Collection of Income...........................................  10

         2.7    Payment of Fund Monies.........................................  10

         2.8    Liability for Payment in Advance of Receipt of Securities

                Purchased......................................................  13

         2.9    Appointment of Agents..........................................  14

         2.10   Deposit of Securities in Securities System.....................  14

         2.10A  Fund Assets Held in the Custodian's Direct Paper System........  17

         2.11   Segregated Account.............................................  19

         2.12   Ownership Certificates for Tax Purposes........................  20

         2.13   Proxies........................................................  20

         2.14   Communications Relating to Fund Portfolio Securities...........  20

         2.15   Reports to Fund by Independent Public Accountants..............  21


3.       Duties of the Custodian with Respect to Property of the Fund Held

         Outside of the United States..........................................  22


         3.1    Appointment of Foreign Sub-Custodians..........................  22

         3.2    Assets to be Held..............................................  22

         3.3    Foreign Securities Depositories................................  23

         3.4    Segregation of Securities......................................  23

         3.5    Agreements with a Foreign Banking Institutions.................  24

         3.6    Access of Independent Accountants of the Fund..................  24

         3.7    Reports by Custodian...........................................  25

         3.8    Transactions in Foreign Custody Account........................  25

         3.9    Liability of Foreign Sub-Custodians............................  26

         3.10   Liability of Custodian.........................................  27

         3.11   Reimbursement for Advances.....................................  28

         3.12   Monitoring Responsibilities....................................  28

         3.13   Branches of U.S. Banks.........................................  29


4.       Payments for Repurchases or Redemptions and Sales of Shares of the

         Fund..................................................................  29


5.       Proper Instructions...................................................  30


6.       Actions Permitted Without Express Authority...........................  32


7.       Evidence of Authority.................................................  32
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

8.       Duties of Custodian with Respect to the Books of Account and

         Calculations of Net Asset Value and Net Income........................  33

9.       Records...............................................................  33


10.      Opinion of Fund's Independent Accountant..............................  34



11.      Compensation of Custodian.............................................  34


12.      Responsibility of Custodian...........................................  34


13.      Effective Period, Termination and Amendment...........................  37


14.      Successor Custodian...................................................  38


15.      Interpretive and Additional Provisions................................  40


16.      Massachusetts Law to Apply............................................  40


17.      Prior Contracts.......................................................  40

18.      The Parties...........................................................  40



19.      Limitation of Liability...............................................  41

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                               CUSTODIAN CONTRACT


         This Contract between State Street Bank and Trust Company, a

Massachusetts trust company, having its Principal place of business at 225

Franklin Street, Boston Massachusetts, O2110, hereinafter called the

"Custodian", and each Fund listed on Appendix A which evidences its agreement to be bound hereby by executing a copy of this Contract (each such Fund individually hereinafter referred to as the "Fund").



         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:



         1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO HE HELD BY IT

     The Fund hereby employs the Custodian as the custodian of its assets,

including securities it desires to be held in places within the United States

("domestic securities") and securities it desires to he held outside the United

States ("foreign securities") pursuant to the provisions of the Articles of

Incorporation/Declaration of Trust. The Fund agrees to deliver to the Custodian all securities and cash owned by it and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, ("Shares" of the Fund as may be Issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the

Custodian.


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         Upon receipt of "Proper Instructions" (within the meaning of Article

5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors/Trustees of the Fund, and provided that the Custodian shall have the same responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed as any such sub-custodian has to the Custodian, provided that the Custodian agreement with any such domestic sub-custodian shall impose on such sub-custodian responsibilities and liabilities similar in nature and scope to those imposed by this Agreement with respect to the functions to be performed by such sub-custodian. The Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in

Schedule "A" hereto but only in accordance with the provisions of Article 3.



2.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD

BV THE CUSTODIAN IN THE UNITED STATES



2.1      HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property. to be held by it in the United States9 including all domestic securities owned by the Fund,

         other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury,





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         collectively referred to herein as "Securities System" and (b)

         commercial paper of an issuer for which State Street Bank and Trust

         Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.



2.2      DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by the Fund held by the Custodian or in a

         Securities System account of the Custodian or in the Custodian's Direct

         Paper hook-entry system account ("Direct Paper System") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:





         1)   Upon sale of such securities for the account of the Fund and receipt of payment therefore:



         2)   Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund:



         3)   In the case of a sale effected through Securities System, in accordance with provisions of Section 2.10 hereof:



         4)   To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund:



         5)   To the issuer thereof or its agent when such securities are called, redeemed, retired or





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              otherwise become payable: provided that, in any such case, the cash or other consideration is to be delivered to the Custodian:





         6)   To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the

              Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9or into the name or nominee name of any sub-custodian appointed pursuant to Article 1: or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units:

              PROVIDED that, in any such case, the new securities are to be delivered to the Custodian:



         7)   Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent against a receipt, for

              examination in accordance with "street delivery" custom: provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the



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              Custodian's own negligence or willful misconduct:





         8)   For exchange or conversion pursuant to any plan of merger,

              consolidation, recapitalization, -reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement: provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;



         9)   In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, If any, are to he delivered to the Custodian:



        10)   For delivery in connection with any loans of securities made by the Fund, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United

              States government, its agencies or



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              instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the

              Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;



        11)   For delivery as security in connection with any borrowings by the

              Fund requiring a pledge of assets by the Fund, BUT ONLY against receipt of amounts borrowed;



        12)   For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a

              member of The National Association of Securities Dealers, Inc.

              ("NASD"), relating to compliance with the rules of The Options

              Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations,

              regarding escrow or other arrangements in connection with

              transactions by the Fund;



        13)   For delivery in accordance with the provisions of any agreement among the Fund,



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              the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract

              Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;



        14)   Upon receipt of instructions from the transfer agent ("Transfer

              Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information

              ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and



        15)   For any other proper business purpose, BUT ONLY upon receipt of,

              in addition to Proper Instructions, a certified copy of a

              resolution of the Board of Directors/Trustees or of the Executive

              Committee signed by an officer of the Fund and certified by the

              Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such





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              delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such securities shall be made.



2.3      REGISTRATION OF SECURITIES. Domestic securities held by the Custodian

         (other than bearer securities) shall be registered in the name of the

         Fund or in the name of any nominee of the Fund or of any nominee of the

         Custodian which nominee shall be assigned exclusively to the Fund,

         UNLESS the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities and to notify the

         Fund on a best efforts basis of relevant corporate actions including,

         without limitation, pendency or calls, maturities, tender or exchange offers.



2.4      BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in



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         the name of the Fund, subject on1y to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940.

         Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in

         such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the

         Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of

         Directors/Trustees of the Fund. Such funds shall be deposited by the

         Custodian in its capacity as Custodian and shall be withdrawable by the

         Custodian only in that capacity.



2.5      AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund and the Custodlan1 the Custodian shall, upon the receipt of Proper

         Instructions, make federal funds avai1able to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.





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2.6      COLLECTION OF INVOICE. Subject to the provisions of Section 2.3, the

         Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing,

         the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

         Income due the Fund on securities loaned pursuant to the provisions of

         Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such Information or data as may be necessary to assist the Fund in arranging for the timely delivery to the

         Custodian of the income to which the Fund is properly entitled.



2.7      PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the

         Custodian shall pay out monies of the Fund in the following cases only:



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1)       Upon the purchase of securities held domestically, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose)

         registered in the name of the Fund or in the name of a nominee of the

         Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities

         System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper

         System, in accordance with the conditions set forth in Section 2.lOA;

         (d) in the case of repurchase agreement entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or



                                      -11-



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         through an entry crediting the Custodian's account at the Federal

         Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the

         Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to

         Proper Instructions from the Fund as defined in Article 5;



2)       In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;



3)       For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;



4)       For the payment of any expense or liability incurred by the Fund,

         including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the





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         Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;



     5)  For the payment of any dividends declared pursuant to the governing documents of the Fund;



     6)  For payment of the amount of dividends received in respect of securities sold short;



     7)  For any other proper purpose, BUT ONLY upon receipt of, in addition to

         Proper Instructions, a certified copy of a resolution of the Board of

         Directors/Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant

         Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.



2.8      LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED.

         Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written





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         instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.



2.9      APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of

         1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.





2.10     DEPOSIT OF SECURITIES IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain domestic securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under

         Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the

         U.S. Department of the Treasury and certain federal agencies,

         collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange

         Commission rules and regulations, if any, and subject to the following provisions:





               1)   The Custodian may keep domestic securities of the Fund in a

                    Securities System provided that



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                    such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not

                    include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;



               2)   The records of the Custodian with respect to domestic

                    securities of the Fund which are maintained in a Securities

                    System shall identify by book-entry those securities

                    belonging to the Fund;





               3)   The Custodian shall pay for domestic securities purchased

                    for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been

                    transferred to the Account, and (i) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall

                    transfer domestic securities sold for the account of the

                    Fund upon ( i) receipt of advice from the Securities System that payment for such securities has been transferred to the

                    Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies



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                    of all advices from the Securities System of transfers of

                    domestic securities for the account of the Fund in the shall identity the Fund, be maintained for the Fund by the

                    Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish

                    promptly to the Fund copies of daily transaction sheets

                    reflecting each day's transactions in the Securities System for the account of the Fund.



               4)   The Custodian shall provide the Fund with any report

                    obtained by the Custodian on the Securities System's

                    accounting system, internal accounting control and

                    procedures for safeguarding securities deposited in the

                    Securities System;



               5)   The Custodian shall have received the initial or annual

                    certificate, as the case may be, required by Article 13

                    hereof;



               6)   Anything to the contrary in this Contract notwithstanding,

                    the Custodian shall be liable to the Fund for any loss or

                    damage to the Fund resulting from use of the Securities

                    System by reason of any negligence,

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                    misfeasance or misconduct of the Custodian or any of its

                    agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively

                    such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be

                    subrogated to the rights of the Custodian with respect to

                    any claim against the Securities System or any other person which the Custodian may have as a consequence of any such

                    loss or damage if to the extent that the Fund has not been whole for any such loss or damage.



2.10A    FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM

         The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper System of Custodian subject to the following provisions:



               1)   No transaction relating to securities Direct Paper System

                    will be effected absence of Proper Instructions;





               2)   The Custodian may keep securities of the Fund in the Direct

                    Paper System only If such securities are represented in an account ("Account") of the Custodian in the Direct Paper

                    System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or

                    otherwise for customers;

               3)   The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System

                    shall identify by book-entry those securities belonging to the Fund;



               4)   The Custodian shall pay for securities purchased for the

                    account of the Fund upon the making of an entry on the

                    records of the Custodian to reflect such payment and

                    transfer of securities to the account of the Fund. The

                    Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the

                    Custodian to reflect such transfer and receipt of payment

                    for the account of the Fund;



               5)   The Custodian shall furnish the Fund confirmation of each

                    transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next

                    business day following such transfer and shall furnish to

                    the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund;





               6)   The Custodian shall provide the Fund with any report on its system of internal accounting
                    control as the Fund may reasonably request from time to

                    time;



2.11     Segregated Account. The Custodian shall upon receipt of Proper

         Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, ( i ) in accordance with the provisions of any agreement among the Fund, the

         Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of

         The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash,

         government securities or liquid, high-grade debt obligations in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the

         Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange

         Commission

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         relating to the maintenance or segregated accounts by registered investment companies and (iv) for other proper corporate BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the Board of

         Directors/Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary,

         setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.



2.12     OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of such securities.



2.13     PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.



2.14     COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES Subject to the

         provisions of Section 2.3, the Custodian



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         shall transmit promptly to the Fund all written information (including,

         without limitation, pendency of calls and maturities of securities held domestically and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the

         Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the

         Custodian from Issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.



2.15     REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS The Custodian shall provide the Fund, at such times as the Fund may reasonably require,

         with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts,

         including securities deposited and/or maintained in a Securities

         System, relating to the services provided by the Custodian under this

         Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.





 3.      DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD

         OUTSIDE OF THE UNITED STATES



 3.1     APPOINTMENT OF FOREIGN SUB-CUSTODIANS

         The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in

         Section 5 of this Contract, together with a certified resolution of the

         Fund's Board of Directors/Trustees, the Custodian and the Fund may

         agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper

         Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.



 3.2     ASSETS TO BE HELD. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a)

         "foreign securities",
         as defined in paragraph (c)(1) of Rule l7f~S under the Investment

         Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.



3.3      FOREIGN SECURITIES DEPOSITORIES. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.



3.4      SEGREGATION OF SECURITIES

         The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund,

         and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

3.5      AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a foreign. banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian,

         including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.



3.6      ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of the

         Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.



3.7      Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians,

         including but not limited to an identification of entities having possession of the Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the

         Fund, the identity of the entity having physical possession of such securities.



3.8      TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

         (a) Except as otherwise provided in paragraph (b) of this Section 3.8,

         the provision of Sections 2.2 and 2.7 of this Contract shall apply, in their entirety to the foreign securities of the Fund held outside the

         United States by foreign sub-custodians.



         (b) Notwithstanding any provision of this Contract to the contrary,

         settlement and payment for securities received for the account of the

         Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a. receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the

         Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.



3.9      LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless,

         the Custodian and each Fund from and against any loss, damage, cost,

         expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the

         Fund, it shall he entitled to be subrogated to the rights of the

         Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense,

         liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10     LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and,

         regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a

         U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions,

         or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to

         State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation,

         nationalization, insurrection, civil strife or armed hostilities) or

         (b) other losses (excluding a bankruptcy or insolvency of State Street

         London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and

         State Street London Ltd. have exercised reasonable care.

3.11     REIMBURSEMENT FOR ADVANCES. If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.



3.12     MONITORING RESPONSIBILITIES. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities
         and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that shareholders equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted

         U.S. accounting principles).



3.13     BRANCHES OF U.S. BANKS

         (a) Except as otherwise set forth in this Contract, the provisions of

         Article 3 shall not apply where the custody of the Fund assets are maintained in a foreign branch of a banking institution which is a

         "bank" as defined by Section 2(a)(S) of the Investment Company Act of

         1940 meeting the qualification set forth in Section 26(a) of said Act.

         The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.



         (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the

         Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.



4.       PAYMENTS FOR REPURCHASES OR REDEMPTIONS AND SALES OF SHARES OF THE FUND

         From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation/ Declaration of Trust and any

applicable votes of the Board of

Directors Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to ho1ders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares in the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the

Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.



         The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the Fund.



5.       PROPER INSTRUCTIONS

         Proper Instructions as used herein means a writing signed or initialled by one or more person or persons as the officers of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of
transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper

Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing.

It is understood and agreed that the Board of Directors/Directors/Trustees has authorized (1) Prudential Mutual Fund Management, Inc., as Manager of the Fund,

and (ii) The Prudential Investment Corporation (or Prudential-Bache Securities

Inc.), as Subadviser to the Fund, to deliver proper instructions with respect to all matters for which proper instructions are required by this Article 5. The

Custodian may rely upon the certificate of an officer of the Manager or

Subadviser, as the case may be, with respect to the person or persons authorized on behalf of the Manager and Subadviser, respectively, to sign, initial or give proper instructions for the purpose of this Article 5. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the

Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6.       ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

         The Custodian may in its discretion, without express authority from the

Fund:



         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract,

PROVIDED that all such payments shall be accounted for to the Fund;



         2) surrender securities in temporary form for securities in definitive form;



         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and



         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the

Board of Directors/Trustees of the Fund.



7.       EVIDENCE OF AUTHORITY

         The Custodian shall be protected in acting upon any instructions,

notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.

The Custodian may receive and accept a certified copy of a vote of the Board of

Directors/Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors/Trustees pursuant to the Articles of

Incorporation/

Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.



8.       DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND

         CALCULATION OF NET ASSET VALUE AND NET INCOME

         The Custodian shall cooperate with and supply necessary information to the entity or entitles appointed by the Board of Directors/Trustees of the Fund to keep the books of account of the Fund and/or compute the net, asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do 'so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.



9.       RECORDS

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-l and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the Securities and

Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.



10.      OPINION OF FUND'S INDEPENDENT ACCOUNTANT

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the

Fund's Independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA, Form N-2 (in the case of a closed end Fund) and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such

Commission.



11.      COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the

Fund and the Custodian.



12.      RESPONSIBILITY OF CUSTODIAN

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The

Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing9 the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate

Agreement entered into between the Custodian and the Fund.



         The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to sub-custodians located in the United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for
any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions,

or acts of war or terrorism.



         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.



         If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the

Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement provided, however that,

prior to disposing of Fund assets hereunder, the Custodian shall give the Fund notice of its intention to dispose
of assets identifying such assets and the Fund shall have one business day from receipt of such notice to notify the Custodian if the Fund wishes the Custodian to dispose of Fund assets of equal value other than those identified in such notice.



13.      EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED,

however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant

Secretary that the Board of Directors/Trustees of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary. or an Assistant Secretary that the Board of

Directors/Trustees has reviewed the use by the Fund of such Securities System,

as required in each case by Rule 17f-4 under the Investment Company Act of 1940,

as amended and that the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an

Assistant Secretary that the Board of Directors/Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors/Trustees has reviewed the
use by the Fund of the Direct Paper System; PROVIDED fURTHER, however, that the

Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Article of

Incorporation/Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Directors/Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) Immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.



         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.



14.      SUCCESSOR CUSTODIAN

         If a successor custodian shall be appointed by the Board of

Directors/Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.



         If no such successor custodian shall be appointed, the Custodian shall,

in like manner, upon receipt of a certified copy of a vote of the Board of

Directors/Trustees of the Fund, deliver
at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.



         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors/Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of

1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto an4 all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.



         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Directors/Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      INTERPRETIVE AND ADDITIONAL PROVISIONS

         In connection with the operation of this Contract, the Custodian and the Fund may from-time to time to agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation/Declaration of Trust of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.



16.      MASSACHUSETTS LAW TO APPLY

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.



17.      PRIOR CONTRACTS

         This Contract supersedes and terminates, as of the date prior contracts between the Fund and the Custodian the custody of the Fund's assets.



18.      THE PARTIES

         All references herein to the "Fund" are to each of the Funds listed on

Appendix A individually, as if this Contract were between such Individual Fund and the Custodian. With respect to any Fund listed on Appendix A which is organized as a

Massachusetts Business Trust, references to Board of Directors and Articles of

Incorporation shall be deemed a reference to Board of Directors/Trustees and

Articles of Incorporation/ Declaration of Trust respectively and reference to shares of capital stock shall be deemed a reference to shares of beneficial interest.



19.      LIMITATION OF LIABILITY

         Each Fund listed on Appendix A that is referenced as a Massachusetts.

Business Trust is the designation of the Directors/Trustees under a Articles of

Incorporation/Declaration of Trust, dated (see Appendix A) and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Directors/Trustees,

officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.



         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the dates set forth on Appendix A.



ATTEST                              STATE STREET BANK AND TRUST COMPANY




/s/ illegible                      By /s/ illegible
-------------------                   --------------
Assistant Secretary                   Vice President




ATTEST                              EACH OF THE FUNDS LISTED ON APPENDIX A




/s/ illegible                     By /s/ illegible
-------------                        ---------------
Secretary                             Vice President





                             PRUDENTIAL MUTUAL FUNDS



                                  STATE STREET

                             GLOBAL CUSTODY NETWORK



                                                                           SECURITIES DEPOSITORY OR CLEARING

COUNTRY                                BANK                                            AGENCY

-------                                ----                                            ------




Argentina                    Citibank, N.A.                                Caja de Valores S.A.



Australia                    Westpac Banking Corporation                   Austraclear Limited; and Reserve

                                                                           Bank Information and Transfer

                                                                           System (RITS)



Austria                      GiroCredit Bank Aktiengesellschaft der        Oesterreichische Kontrollbank AG

                             Sparkassen                                    (Werpapiersammelbank Division)



Bangladesh*                  Standard Chartered Bank                       None



Belgium                      Generale Bank                                 Caisse Interprofessionnelle de

                                                                           Depots et de Virements de Tites

                                                                           S.A. (CIK); Banque Nationale de

                                                                           Belgique



Brazil                       Citibank, N.A.                                Bolsa de Valores de Sao Paulo

                                                                           (Bovespa); Banco Central do

                                                                           Brasil, Systema Especial de

                                                                           Liquidacao e Custodia (SELIC)



Canada                       Canada Trustco Mortgage Company               The Canadian Depository for

                                                                           Securities Limited (CDS)



Chile                        Citibank, N.A.                                None



China                        The HongKong and Shanghai Banking             Shanghai Securities Central

                             Corporation Limited, Shanghai and Shenzhen    Clearing and Registration

                             branches                                      Corporation (SSCCRC)



                                                                           Shenzhen Securities Central

                                                                           Clearing Co. Ltd. (SSCC)



Columbia                     Cititrust Columbia S.A.                       None

                             Sociedad Fiduciaria



                                                                           SECURITIES DEPOSITORY OR CLEARING

COUNTRY                                BANK                                            AGENCY

-------                                ----                                            ------






Cyprus*                      Barclays Bank PLC Cyprus Offshore Banking   None

                             Unit



Czech Republic               Ceskoclovenska Obchodni Banka A.S.          Stredisko Cennych Papiru (SCP);

                                                                         Czech National Bank (CNB)



Denmark                      Den Danske Bank                             Vaerdipapircentralen, The Danish

                                                                         Securities Center (VP)



Egypt*                       National Bank of Egypt                      None



Finland                      Merita Bank Limited                         The Central Share Register of

                                                                         Finland



France                       Banque Paribas                              Societe Interprofessionelle pour

                                                                         la Compensation des Valeurs

                                                                         Mobilieres (SICOVA) Banque de

                                                                         France, Saturne System



Germany                      Dresdner Bank AG                            The Deutscher Kassenvere AG



Greece                       National Bank of Greece S.A.                The Central Depository

                                                                         (Apothetirio Tition A.E.)



Hong Kong                    Standard Chartered Bank                     The Central Clearing and

                                                                         Settlement System (CCASS)



Hungary                      Citibank Budapest Rt.                       The Central Depository and

                                                                         Clearing House (Budapest) Ltd.

                                                                         (KELLER Ltd.)



India                        The HongKong and Shanghai Banking           None

                             Corporation Limited



                             Deutsche Bank AG



Indonesia                    Standard Chartered Bank                     None



Ireland                      Bank of Ireland                             The Central Bank of Ireland

                                                                         The Gilt Settlement Office (GSO)




                                                                           SECURITIES DEPOSITORY OR CLEARING

COUNTRY                                BANK                                            AGENCY

-------                                ----                                            ------






Israel                      Bank Hapoalim B.M.                           The Clearing House of the Tel

                                                                         Aviv Stock Exchange



Italy                       Morgan Guaranty Trust Company                Monte Titoli, S.p.A; Banca

                                                                         d'Italia



                            Bank Paribas



Japan                       The Daiwa Bank, Limited                      Japan Securities Depository


                            Sumitomo Trust & Banking                     Center (JASDEC); Bank of Japan

                            Co., Ltd.                                    Net System



                            The Fuji Bank, Limited



Korea                       SEOULBANK                                    Korea Securities Depository (KSD)



Luxembourg                  --                                           Cedel



Malaysia                    Standard Chartered Bank                      Malaysian Central Depositor

                            Malaysia Berhad                              Sdn. Bhd. (MCD)



Mexico                      Citibank Mexico, N.A.                        S.D. INDEVAL, S.A. de C.V.

                                                                         (Instituto para el Deposito

                                                                         de Valores); Banco de Mexico



Morocco*                    Banque Commerciale du Marco                  None



Netherlands                 MeesPierson N.V.                             Nederlands Centraal

                                                                         Instituut voor Giraal

                                                                         Effectneverkeer B.V.

                                                                         (NECIGEF)



New Zealand                 ANZ Banking Group                            New Zealand Central Securities

                            (New Zealand) Limited                        Depository Limited (NZCSD)



Norway                      Christiania Bank og                          Verdipapirsentraien,

                            Kreditkasse                                  The Norwegian Registry

                                                                         of Securities (VPS)



Pakistan                    Deutsche Bank AG                             None



Peru                        Citibank, N.A.                               Caja de Valores (CAVAL)




                                                                           SECURITIES DEPOSITORY OR CLEARING

COUNTRY                                BANK                                            AGENCY

-------                                ----                                            ------






Philippines                          Standard Chartered Bank             None



Poland                               Citibank Poland, S.A.               The National Depository of

                                                                         Securities (Krajowy Depozyt

                                                                         Papierow Wartosciawych); National

                                                                         Bank of Poland



Portugal                             Banco Comercial Portugues           Central de Valores Mobilarios

                                                                         (Central)



Signapore                            The Development Bank of             The Central Depository (Pte)

                                     Signapore Ltd.                      Limited (CDP)



Slovak Republic                      Cekoslovenska Obchodna Banka A.S.   Strediski Cennych Papiero (SCP);

                                                                         National Bank of Sloakia



South Africa                         Standard Bank of South Africa Ltd.  The Central Depository Limited



Spain                                Banco Santander, S.A.               Servicio de Compensacion

                                                                         Liquidacion de Valores (SCLV);

                                                                         Banco de Espana, Anotaciones en

                                                                         Cuenta



Sri Lanka*                           The Hong Kong and Shanghai Banking  The Central Depository System

                                     Corporation Limited                 (Pvt) Limited



Sweden                               Skandinaviska Enskilda Banken       Vardepapperscentralen, VPC, AB,

                                                                         The Swedish Securities Depository



Switzerland                          Union Bank of Switzerland           Schweizerische Effekten-Giro AG

                                                                         (SEGA)



Taiwan                               Central Trust of China              The Taiwan Securities Central

                                                                         Depository Company Ltd. (TSCD)



Thailand                             Standard Chartered Bank             Thailand Securities Central

                                                                         Depository Company, Ltd. (TSCD)




                                                                           SECURITIES DEPOSITORY OR CLEARING

COUNTRY                                BANK                                            AGENCY

-------                                ----                                            ------






Turkey                               Citibank, N.A.                      Takas ve Saklama Bankasi

                                                                         A.S. (TAKASBANK); Central

                                                                         Bank of Turkey



Transnational                        --                                  The Euroclear System Cedel



United Kingdom                       State Street Bank and Trust         The Bank of England, The Central

                                     Company, London branch, and State   Gifts Office (CGO); The Central

                                     Street Limited, a subsidiary of     London Moneymarkets Office (CMC)

                                     State Street Bank and Trust

                                     Company



Uruguay                              Citibank, N.A.                      None



Venezuela                            Citibank, N.A.                      None




------------------

*    Funds  marked  by an  asterisk  have  been  approved  only  for The  Target

Portfolio Trust

                             PRUDENTIAL MUTUAL FUNDS

                       STATE STREET GLOBAL CUSTODY NETWORK


NAME OF FUND                                              BOARD APPROVAL DATE:


Global Utility Fund, Inc.                                 August 29, 1996



Prudential Allocation Fund                                August 28, 1996



Prudential Equity Fund, Inc.                              August 28, 1996



Prudential Equity Income Fund                             August 28, 1996



Prudential Diversified Bond Fund, Inc.                    July 9, 1996



Prudential Distressed Securities Fund, Inc.               August 27, 1996



Prudential Emerging Growth Fund, Inc.                     October 12, 1996



Prudential Global Genesis Fund, Inc.                      August 28, 1996



Prudential Global Limited Maturity Fund, Inc.             July 11, 1996



Prudential Intermediate Global Income Fund, Inc.          August 27, 1996



Prudential Jennison Series Fund, Inc.                     July 9, 1996



Prudential Multi-Sector Fund, Inc.                        August 28, 1996



Prudential Natural Resources Fund, Inc.                   August 28, 1996



Prudential Pacific Growth Fund, Inc.                      July 11, 1996



Prudential Small Companies Fund, Inc.                     August 27, 1996



Prudential Utility Fund, Inc.                             July 10, 1996



Prudential World Fund, Inc.                               July 11, 1996



The Target Portfolio Trust                                July 9, 1996



The Global Government Plus Fund, Inc.                     August 28, 1996



The Global Total Return Fund, Inc.                        August 29, 1996



/s/______________________

Fund's Authorized Officer



Date:  November 26, 1996